UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): November 5, 2018

Galaxy Gaming, Inc.

(Exact name of registrant as specified in its charter)

Nevada	000-30653	20-8143439
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

6767 Spencer Street, Las Vegas, Nevada	89119
(Address of principal executive offices)	(Zip Code)

(Registrant’s telephone number, including area code): (702) 939-3254

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐                 Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                 Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                 Pre-commencement communications pursuant to Rule 14d-2(b) under Exchange Act (17 CFR 240.14d-2(b))

☐                 Pre-commencement communications pursuant to Rule 13e-4(c) under Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Resignation of Robert B. Saucier

Effective November 5, 2018, Robert B. Saucier has resigned his position as a member of the Board of Directors of Galaxy Gaming, Inc. (the “Company”).  The Company will consider replacing Mr. Saucier with a new Board member in the due course of business.

Mr. Saucier also advised the Company that he will resign from his position as the Company’s Executive Vice President of Business Development effective December 31, 2018.

Item 8.01 Other Events.

Engagement Letter with Macquarie Capital (USA) Inc.

The Company announced that it has retained Macquarie Capital (USA) Inc. to assist it in evaluating strategic alternatives, including the potential sale of the shares of the Company’s common stock held by Triangulum Partners LLC, an entity controlled by Mr. Saucier.

Press Release

On November 5, 2018, the Company issued a press release announcing the resignation of Robert B. Saucier and its engagement with Macquarie Capital (USA) Inc. A copy of the press release issued by the Company is filed herewith as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits.

Exhibit
Number	Description
99.1	Press Release of Company dated November 5, 2018

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GALAXY GAMING, INC.

By:	/s/ Harry C. Hagerty
Name:	Harry C. Hagerty
Title:	Chief Financial Officer

Date: November 5, 2018